Exhibit 99.2

PROSOFT LEARNING CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Report of Independent Registered Public Accounting Firms

Financial Statements of Prosoft Learning Corporation
Consolidated Balance Sheets at July 31, 2005 and 2004
Consolidated Statements of Operations for the years ended July 31, 2005, 2004 and 2003
Consolidated Statement of Stockholders’ Equity for the years ended July 31, 2005, 2004 and 2003
Consolidated Statements of Cash Flows for the years ended July 31, 2005, 2004 and 2003
Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Board of Directors

Prosoft Learning Corporation

Phoenix, Arizona

We have audited the consolidated balance sheets of Prosoft Learning Corporation and subsidiaries (formerly known as ProsoftTraining) as of July 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prosoft Learning Corporation and subsidiaries as of July 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is party to certain note agreements that provide creditors with the ability to demand accelerated repayment of amounts owed to those creditors if the Company is unable to comply with the terms of those note agreements. Should the Company fail to comply with the terms of those agreements the creditors could demand accelerated repayment of the amounts owed. The Company’s ability to comply with the terms of the agreements is uncertain. The Company has also experienced losses from operations in each of the last three years.  These issues raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEIN & ASSOCIATES LLP

Hein & Associates LLP

Phoenix, Arizona

September 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ProsoftTraining:

We have audited the accompanying consolidated balance sheets of ProsoftTraining (a Nevada corporation) and subsidiaries as of July 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended July 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ProsoftTraining and subsidiaries at July 31, 2004 and 2003 and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended July 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is party to certain note agreements that provide creditors with the ability to demand accelerated repayment of amounts owed to those creditors if the Company is unable to comply with the terms of those note agreements. Should the Company fail to comply with the terms of those agreements the creditors could demand accelerated repayment of the amounts owed. The Company’s ability to comply with the terms of the agreements is uncertain and raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited Schedule II of ProsoftTraining for each of the three years in the period ended July 31, 2004 (not presented separately herein). In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

/s/ GRANT THORNTON LLP

Phoenix, Arizona
September 24, 2004

PROSOFT LEARNING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	July 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$759	$502

Accounts receivable, less allowances of $97 and $148	562	644
Prepaid expenses and other current assets	254	117
Total current assets	1,575	1,263

Property and equipment, net	123	283
Goodwill, net of accumulated amortization of $5,506 in 2005 and 2004	6,745	6,745
Courseware and licenses, net of accumulated amortization of $2,985 and $2,756	57	331
Total assets	$8,500	$8,622

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable — trade	$424	$591
Accrued expenses	710	768

Current portion of capital lease obligations	—	98
Other	26	64
Total current liabilities.	1,160	1,521

Long term convertible debt	3,591	3,264
Convertible Debentures, net of discount of $305	258	—
Total liabilities	5,009	4,785

Stockholders’ equity:
Common shares, par value $.001 per share: authorized shares: 75,000,000; issued: 4,635,481 and 4,053,554 shares	5	24
Additional paid-in capital	106,738	104,436
Accumulated deficit	(103,335)	(100,727)
Accumulated other comprehensive income	158	179
Less common stock in treasury, at cost: 1,985 shares	(75)	(75)
Total stockholders’ equity	3,491	3,837
Total liabilities and stockholders’ equity	$8,500	$8,622

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Fiscal Years Ended July 31,
	2005	2004	2003
Revenues:
Content	$5,671	$6,259	$9,339
Certification	1,361	1,789	2,596
Services	—	—	85
Total revenues	7,032	8,048	12,020
Costs and expenses:
Cost of revenues	1,960	2,694	4,410
Content development	711	632	1,460
Sales and marketing	2,184	2,633	3,603
General and administrative	2,809	2,865	4,110
Depreciation and amortization	407	488	831
Settlement (gains)	(95)	—	(370)
Total costs and expenses	7,976	9,312	14,044
Loss from operations	(944)	(1,264)	(2,024)
Interest income	6	1	5
Interest expense	(1,670)	(303)	(289)
Loss before income taxes	(2,608)	(1,566)	(2,308)
Income tax (expense) benefit	—	—	—
Net loss	$(2,608)	$(1,566)	$(2,308)

Net loss per share:
Basic and diluted	$(0.60)	$(0.39)	$(0.57)
Weighted average shares outstanding:
Basic and diluted	4,380	4,039	4,034

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share data)

	Common Stock		Additional Paid-In	Treasury Stock		Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Shares	Amount	Deficit	Income	Total
Balances at August 1, 2002	4,034,888	$24	$104,421	1,985	$(75)	$(96,853)	$59	$7,576
Net loss	—	—	—	—	—	(2,308)	—	(2,308)
Foreign currency translation adjustment	—	—	—	—	—	—	82	82
Total comprehensive loss	—	—	—	—	—	—	—	(2,226)
Issuance of common stock for employee stock purchase plan	2,000	—	1	—	—	—	—	1
Balances at July 31, 2003	4,036,887	24	104,422	1,985	(75)	(99,161)	141	5,351
Net loss	—	—	—	—	—	(1,566)	—	(1,566)
Foreign currency translation adjustment	—	—	—	—	—	—	38	38
Total comprehensive loss	—	—	—	—	—	—	—	(1,528)
Exercise of stock options, warrants and other transactions	16,667	—	14	—	—	—	—	14
Balances at July 31, 2004	4,053,554	$24	$104,436	1,985	$(75)	$(100,727)	$179	$3,837
Net loss	—	—	—	—	—	(2,608)	—	(2,608)
Foreign currency translation adjustment	—	—	—	—	—	—	(21)	(21)
Total comprehensive loss	—	—	—	—	—	—	—	(2,629)
Conversion of debt and accrued interest to common stock	501,774	5	828					833
Warrant and beneficial conversion feature associated with debt			1,350					1,350
Warrant issued to underwriter in conjunction with debt			101					101
Exercise of stock options, warrants and other transactions	80,153	(24)	23	—	—	—	—	(1)
Balances at July 31, 2005	4,635,481	$5	$106,738	1,985	$(75)	$(103,335)	$158	$3,491

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended July 31,
	2005	2004	2003
Operating Activities:
Net loss.	$(2,608)	$(1,566)	$(2,308)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	398	485	1,124
Gain on settlement of liability	(95)	—	(370)
Non-cash interest expense	1,670	297	270
Impairment of goodwill	—	—	—
Disposition of property and equipment	—	—	113
Bad Debt Recovery	(60)	—	—
Changes in operating assets and liabilities:
Accounts receivable	142	389	872
Prepaid expenses and other current assets	(30)	58	439
Accounts payable	(161)	(470)	(1,214)
Accrued expenses	(76)	(68)	(954)
Accrued restructuring costs	(39)	(190)	110
Net cash used in operating activities	(859)	(1,065)	(1,918)
Investing Activities:
Purchases of property and equipment	(8)	(24)	(30)
Courseware and license purchases	—	—	(35)
Net cash used in investing activities	(8)	(24)	(65)
Financing Activities:
Issuance of common stock	—	14	1
Issuance of long term debt	1,350	—	—
Principal payments on debt and capital leases	(2)	(20)	(58)
Debt issuance costs	(199)	—	—
Other	—	—	—
Net cash (used in) provided by financing activities	1,149	(6)	(57)
Effects of exchange rates on cash	(25)	30	81
Net decrease in cash and cash equivalents	257	(1,065)	(1,959)
Cash and cash equivalents at beginning of year	502	1,567	3,526
Cash and cash equivalents at end of year	$759	$502	$1,567
Supplementary disclosure of cash paid during the year for:
Interest	$0	$5	$20

Supplemental Non-Cash Financing Disclosures:

During the year, the Company issued debt which had detachable warrants and a conversion feature valued at $1,350.  This amount reduced debt and credited Additional Paid In Capital.

During the year, the Company convered approximately $788 in debt into common stock.

During the year, the Company issued warrants to a company for assistance in a financing transaction.  The fair value of the warrants issued were approximately $101.  This amount was capitalized as part of debt issuance costs, and was also credited to Additional Paid In Capital.

During the year, the Company issued common stock in lieu of payment of interest that was accrued.  The amount of common stock issued for such accrued interest was $43.

The accompanying notes are an integral part of these consolidated statements.

PROSOFT LEARNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share data)

1.             Summary of Significant Accounting Policies

Business

Prosoft Learning Corporation offers content and certifications for individuals to develop and validate critical ICT workforce skills. Prosoft creates and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW and CCNT certification programs and manages the CTP certification for the Telecommunications Industry Association.

Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiaries ProsoftTraining Europe Limited and Prosoft Training Hong Kong Limited. Intercompany transactions and balances are eliminated in consolidation.

Currency Translation, Comprehensive Loss and Accumulative Other Comprehensive Income

Assets and liabilities of foreign functional currency financial statements are translated into United States dollars at the exchange rate in effect at the close of the period. Income statement amounts are translated at the average exchange rates during the period. The Company accumulates translation adjustments as a separate component of stockholders’ equity. The Company’s accumulated other comprehensive income consists entirely of cumulative translation adjustments of foreign currency. Comprehensive loss presented in the consolidated statement of stockholders’ equity consists of net losses and foreign currency translation adjustments.  The Company maintains a significant portion of its cash reserves in bank accounts in foreign countries, which may be subject to local currency controls and restrictions.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due from various individuals, colleges, commercial training centers and corporations worldwide. Credit is extended based on evaluation of the customer’s financial condition and collateral generally is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for uncollectible accounts. Accounts outstanding longer than contractual payment terms are considered past due. The Company records an allowance on a specific basis by considering a number of factors, including the length of time the trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited back to bad debt expense in the period the payment is received.

Changes in the Company’s allowance for doubtful accounts for the years ended July 31, 2005 and 2004 are as follows:

	July 31,
	2005	2004
Beginning balance	$148	$494
Bad debt expense	(60)	121
Accounts written off	9	(467)
Ending balance	$97	$148

Financial Instruments

The fair value of the Company’s financial instruments, consisting of cash and cash equivalents and accounts receivable and debt, approximate their carrying values. The Company believes that the fair value of its long-term debt approximates the recorded amount.

Advertising Costs

The Company expenses the costs of advertising as incurred. Advertising expenses were $7,000, $3,000, and $2,000 in 2005, 2004, and 2003 respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally two to seven years. Leasehold improvements are amortized over the shorter of the life of the lease or the improvement.

Goodwill and License Agreements

License agreements are those rights acquired from others through business combinations to produce and distribute courseware and other publications. License agreements are amortized on a straight-line basis over a period of seven years, subject to impairment based on the carrying value exceeding fair value. Goodwill is not amortized, but tested for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. The Company adopted SFAS No. 142 on August 1, 2002 and identified one reporting unit and discontinued goodwill amortization at that time.

Valuation of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets, including goodwill, whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s fair value.

Revenue Recognition

The Company derives revenue from two primary sources; content and certification.  Content revenue includes fees received from the sale of course materials such as books, CD-ROMs, Web-based course books, assessment products and content licenses. The Company recognizes content revenue from the sale of course books and other products when they are shipped. Shipping and handling charges are invoiced to the customer and are included in gross revenues, reduced by the Company’s actual shipping expenses.  For fiscal 2005, the total amount billed for shipping and handling was $213,000, and the total amount incurred in shipping expenses was $175,000.  Content licenses are either purchased on a fee-per-use basis or for a one-time fee. Revenue is recognized over the period in which the Company has a commitment for continuing involvement or obligation to provide services to the customer. In most cases, no such commitment exists, and revenue is recognized when content is shipped.  Certification revenue includes fees paid by certification candidates to take the Company’s certification tests and annual fees received from education partners, including CIW and CTP ATPs. The Company recognizes certification revenue when certification tests are administered, and partner fees over the period during which there is a commitment for continuing involvement or obligation to provide services to the partner.

Stock-based Compensation

The Company has adopted only the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for employee stock options and continues to apply Accounting Board Opinion No. 25, Accounting for Stock Issued to Employees, for recording stock options granted. Pro forma information regarding net loss and net loss per share is required by SFAS No. 123 as if the Company had accounted for its stock-based awards to employees under the fair value method. The fair value of the Company’s stock-based awards to employees was estimated using the Black-Scholes multiple option model.

The fair value of the Company’s stock-based awards to employees was estimated assuming no expected dividends and the following assumptions:

	2005	2004	2003
Weighted average expected life	4 years	4 years	4 years
Expected stock price volatility	97%	111%	80%
Risk-free interest rate	3.5%	3.7%	3.9%

For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma information for the years ended July 31 is as follows:

	2005	2004	2003
Net loss — actual	$(2,608)	$(1,566)	$(2,308)
Net loss — pro forma	$(3,079)	$(2,584)	$(4,128)
Basic and diluted loss per share — actual	$(.60)	$(.06)	$(.10)
Basic and diluted loss per share — pro forma	$(.70)	$(.11)	$(.17)

The weighted average fair value of options granted during the years ended July 31, 2005, 2004, and 2003 was $ .83,  $0.45, and $.10, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates.

Reverse Stock Split

 All share information contained in this report has been adjusted to reflect the Company’s 6 for 1 reverse stock split, effective January 20, 2005.

Income (Loss) Per Share

The Company uses the weighted-average number of common shares outstanding during each period to compute basic income (loss) per common share. Diluted income (loss) per share is computed using the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. In years 2005, 2004 and 2003, all potentially dilutive common shares were anti-dilutive.  As of July 31, 2005, there were 1,562,018 options and warrants outstanding and the outstanding debt could be converted into approximately 1,213,000 shares.  All of these amounts have been excluded from the computation of diluted loss per share.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, an amendment of APB No. 43, Chapter 4. The purpose of this statement is to clarify the accounting of abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) be recognized as current-period charges and by requiring the allocation of fixed production overhead to inventory based on the normal capacity of production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 24, 2004. The Company is evaluating SFAS No. 151, and does not believe it will have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The Company is evaluating SFAS No. 153, and does not believe it will have a material impact on our consolidated financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and superseded Accounting Principal Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees. Generally, SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. Under SFAS No. 123R, we must determine the appropriate fair value method to be used at the date of adoption.

In April 2005, the SEC amended Rule 401(a) of Regulation S-X to delay the effective date for compliance with SFAS No. 123R. Based on the amended rule, the Company is required to adopt SFAS No. 123R effective the beginning of its fiscal year 2006. The Company is evaluating the requirements of SFAS No. 123R and expects the adoption of SFAS No. 123R will have a material effect on its results of operations and earnings per share. The Company has not yet determined its method of adoption of SFAS No. 123R.

2.                                      Liquidity

During fiscal years 2005 and 2004, the Company reduced operating expenses in response to lower revenue and a change to the Company’s business model emphasizing the sale of educational content and certifications and away from instructor-led training. As a result of these actions, the Company’s financial results have improved and the Company believes its future liquidity position has been enhanced. The Company intends to continue to seek to grow its revenues by optimizing its product mix, and expanding into new markets.  On July 14, 2005, the Company retained East Wind Advisors, LLC to act as the Company’s financial advisor and to explore strategic alternatives.

In addition, the Company raised $1.35 million through the issuance of Secured 8% Convertible Notes (see Note 12) on August 30, 2004, providing additional liquidity.  However, it should be noted that a significant portion of the Company’s cash resources are held in bank accounts in foreign countries, which accounts may be subject to local currency controls and restrictions on withdrawal.  The Company may experience delays or additional expenses in repatriating certain of these funds, in particular those held in banks in China.  The total amount of cash and cash equivalents held in non-U.S. banks was approximately $200,000 as of July 31, 2005.

A term of the Subordinated Secured Convertible Note (see Note 6) and of the Secured 8% Convertible Notes requires that the Company maintain the listing and trading of its common stock on the Nasdaq SmallCap Market. If the Company is unable to maintain the trading of its common stock on Nasdaq, the Company will be in default on the listing requirement covenant in the note agreements. Such a default provides the holders of the notes with the ability to require immediate repayment of the principal and interest then owed under the notes.

The Company’s common stock is listed on the Nasdaq SmallCap Market. However, the Company’s stock remains listed on Nasdaq subject to a grace period granted by Nasdaq through November 2, 2005, as a result of the Company’s failure to meet the bid price listing maintenance requirement of the exchange. To remain listed past that date, the bid price of the Company’s stock must be at least $1.00 for 10 consecutive trading days prior to that date. If the Company is unable to meet this requirement, Nasdaq will notify the Company of the delisting of its securities. Since fewer than 10 trading days remain between the date of this report and November 2, 2005, and the Company’s common stock continues to trade at less than the $1.00 minimum bid price, it is certain that the Company will not be in compliance with the Nasdaq minimum bid price listing as of that date.  If the Company’s stock is delisted from Nasdaq, and if as a result of that delisting the lenders should choose to accelerate the repayment of their notes, the Company may be unable to repay the principal and interest owed. The Company is aggressively seeking resolution of this issue with the noteholders.

3.             Settlement Gains

During 2003, the Company recorded a $0.37 million settlement gain which resulted from the settlement of a $0.50 million liability for $0.13 million.  In addition, during 2005, the Company recorded a $0.095 million gain from the settlement of a liability.

4.                                      Valuation of Long-Lived Assets

Long-lived assets, such as property and equipment and content and licenses, are reviewed for impairment annually or when changes in circumstances indicate that the carrying value may not be recoverable.

5.                                      Property and Equipment

Property and equipment consists of the following:

	July 31,
	2005	2004
Computer equipment and software	$2,819	$2,810
Office equipment, furniture and fixtures	727	725
	3,546	3,535
Less accumulated depreciation	3,423	3,252
Property and equipment, net	$123	$283

6.                                      Licenses and Goodwill

Intangible assets consist of the following:

		July 31, 2005		July 31, 2004
	Average Life (Years)	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Amortizable intangible assets:
License Agreements	7	$2,985	$2,985	$2,985	$2,756
Non-amortizable intangible assets:
Goodwill		12,251	5,506	12,251	5,506
Total intangibles		$15,236	$8,491	$15,236	$8,262

License agreements are amortized using the straight-line method over their estimated useful lives.  Goodwill is not amortized, but tested for impairment at least annually in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. The Company adopted SFAS No. 142 on August 1, 2002.

The accompanying consolidated statements of operations reflect amortization expense of $229, $257, and $257 thousand for 2005, 2004 and 2003, respectively. Estimated amortization expense, assuming the current intangible asset balance and no new acquisitions, for the year ending July 31, 2006, is zero.

7.      Debt

On August 30, 2004, the Company issued $1.35 million of Secured 8% Convertible Notes due August 30, 2006, to institutional investors. The Notes are secured by all of the assets of the Company, subject to an intercreditor agreement with Hunt Capital, the Company’s existing secured creditor (see below), and require interest payments semi-annually in cash or, at the Company option, in shares of its Common Stock or in the form of additional one-year notes accruing interest at the rate of 10% per annum. The Notes are convertible into common stock of the Company at $1.68 per share. In connection with this financing, the Company also issued to the investors (i) warrants to purchase up to 200,893 shares of the Company’s Common Stock, exercisable at $2.28 per share and expiring in

March 2010, and (ii) warrants to purchase up to 642,858 shares, exercisable at $2.10 per share and generally expiring in February 2006.

The intrinsic value of the beneficial conversion feature of the note was $0.79 million and the portion of the proceeds allocated to the warrants issued in connection with the debt totaled $0.56 million. Thus, $1.35 million was recognized as a reduction of the convertible debt and an addition to paid-in capital.  This $1.35 million value of the warrants and beneficial conversion feature is being amortized over the life of the Notes (or accelerated to reflect actual conversion of the Notes or exercise or the warrants), and recorded as non-cash interest expense.

The Company engaged a registered broker-dealer to assist in the sale of the Notes and Warrants. The broker-dealer received a placement fee of $100,000 and a warrant to purchase 60,268 shares at $2.28 per share. The issuance of the warrants to the broker-dealer was valued at $100,000.

In October 2001, the Company received $2.5 million from Hunt Capital Growth Fund II, L.P. (“Hunt Capital”) pursuant to the issuance to Hunt Capital of a Subordinated Secured Convertible Note (“Note”). The Note is secured by all of the assets of the Company, has a five-year term, carries a 10% coupon, and does not require any interest payments until maturity. The Note is convertible into Common Stock of the Company at $4.09 per share. Hunt Capital may accelerate the maturity of the Note upon certain events, including a sale or change of control of the Company, an equity financing by the Company in excess of $2.5 million, or delisting of the Company’s common stock by Nasdaq. In addition, as further consideration for the investment, Hunt Capital received the right to certain payments upon a sale of the Company in a transaction whose value falls below $145 million. The potential payment is $1million unless the transaction value falls below $60 million at which point the payment would grow on a pro-rata basis to $4.5 million if the transaction value falls below $10 million.

The table below reflects the detail of the Company’s long-term debt on the accompanying consolidated balance sheets at July 31, 2004, and July 31, 2005.

	July 31,
	2005	2004

Subordinated Secured Convertible Note	$2,500	$2,500
Interest Capitalized to Date	1,091	764
Secured 8% Convertible Notes	563	—
Subtotal	4,154	3,264
Less unamortized beneficial conversion and warrant value	(305)	—
Long term debt, net	$3,849	$3,264

On May 6, 2005, the Company received notice from Nasdaq that for 30 consecutive business days our common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq SmallCap Market, and was provided a grace period through November 2, 2005, to regain compliance with the requirement.  To regain compliance, the bid price of the Company’s stock must be at least $1.00 for 10 consecutive trading days prior to November 2, 2005.  Since the Company’s common stock continues to trade at less than the $1.00 minimum bid price, and fewer than 10 trading days remain between the date of this report and November 2, 2005, it is certain that the Company will not be in compliance with the Nasdaq minimum bid price listing as of that date.  If Nasdaq delists the Company’s common stock, the Company will be in default on the listing requirement covenant in the Secured Convertible Note and the 8% Convertible Notes.  Such a default provides the holders of the notes with the ability to require immediate repayment of the principal and interest then owed under the notes.

8.     Stock Options and Warrants on Common Stock

Stock options

The Company’s stock option plans provide for the granting of options to purchase shares of the Company’s common stock to employees, officers, directors and consultants. The plans include nonstatutory options and incentive stock options. Options generally vest over three to four years and expire no earlier than five years and no later than ten years after the date of grant. The plans authorized the issuance of an aggregate of 1,168,083 shares of common stock.  As of July 31, 2005, 162,100 options were available for grant under the plans.

Stock option transactions are as follows:

	Shares	Weighted Average Exercise Price
Outstanding at August 1, 2002	664,352	$27.78
Granted	120,333	$0.96
Exercised	—	—
Cancelled	(349,724)	$22.32
Outstanding at July 31, 2003	434,961	$14.58
Granted	110,333	$3.60
Exercised	(16,667)	$0.84
Cancelled	(89,474)	$12.60
Outstanding at July 31, 2004	439,153	$12.78
Granted	148,007	$1.09
Exercised	(35)	$0.84
Cancelled	(16,169)	$26.81
Outstanding at July 31, 2005	570,956	$9.14
Exercisable at July 31, 2005	430,900	$11.25

The following table summarizes information concerning options outstanding and exercisable as of July 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number	Weighted Average Exercise Price

$0.60—$1.00	86,057	$0.83	5.6 years	53,722	$0.90
$1.01—$4.00	288,661	$2.22	6.1 years	207,784	$2.39
$4.01—$66.00	196,238	$22.95	2.1 years	169,394	$25.37
Total	570,956	$9.16		430,900	$11.27

Warrants:

Warrants to purchase shares of common stock are as follows:

	Shares	Exercise Price
Balance, August 1, 2002	250,460	$.06 to $120.38
Issued	—	—
Exercised	—	—
Expired	(2,500)	$66.00
Balance, July 31, 2003	247,960	$.06 to $120.38
Issued	—	—
Exercised	—	—
Expired	—	—
Balance, July 31, 2004	247,960	$.06 to $120.38
Issued	904,020	$2.10 to $2.28
Exercised	(58,334)	$.06
Expired	(102,584)	$20.28 to $120.38
Balance, July 31, 2005	991,062	$2.10 to $60.78

9.      Benefit Plan

The Company has established a 401(k) savings plan. Participants include all employees who have completed three months of service and are at least 21 years of age. Employees can contribute up to 60% of compensation to the plan provided that amount does not exceed the annual dollar limits set by the Internal Revenue Code.  The Company makes a matching contribution on behalf of each participant in an amount equal to 50% of the first 5% of the employee’s compensation contributed to the plan.  In addition, the Company may at its option make discretionary contributions. Vesting on the Company’s contribution occurs over a three-year period. The Company made contributions of $56, $43, and $72 thousand during 2005, 2004 and 2003, respectively.

10.  Commitments

The Company leases certain facilities as well as computers, production and other office equipment under noncancellable lease agreements. The Company’s future minimum lease payments at July 31, 2005 under such agreements are as follows:

	Capital Leases	Operating Leases

2006	$—	$249
Future minimum lease payments	$—	$249

Assets held under capital leases are included in property and equipment and had a total cost of $351, and a net book value of zero, at July 31, 2004 and 2005.

Rent expense for the periods ended July 31, 2005, 2004 and 2003 totaled $483, $437, and $710 thousand respectively.

11.  Income Taxes

A reconciliation of income tax (benefit) expense using the statutory federal income tax rate of 34% is as follows:

	Year Ended July 31,
	2005	2004	2003
Income tax expense (benefit) at statutory rate	$(887)	$(532)	$(785)
Amortization of non-deductible goodwill	—	—	—
Debt Amortization	390	—	—
State income taxes, net of federal benefit	(80)	(62)	(83)
Other	(77)	26	(1,196)
Increase in valuation allowance	654	568	2,064
Deferred income tax expense (benefit)	$—	$—	$—

Deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Deferred tax assets and liabilities are as follows:

	July 31,
	2005	2004	2003
Net operating loss carryforwards	$31,381	$30,937	$29,965
Accrued expenses	82	99	92
Accounts receivable	37	39	188
Property and equipment	98	122	304
	31,598	31,197	30,549
Courseware development costs and other	(700)	(953)	(873)
	30,898	30,244	29,676
Valuation allowance	(30,898)	(30,244)	(29,676)
Net deferred tax assets	$—	$—	$—

As a result of the significant net losses incurred in fiscal 2005 and 2004, the Company recorded a valuation allowance to fully reserve its deferred tax asset.

At July 31, 2005, the Company had net operating loss carryforwards available to offset future federal taxable income of approximately $83 million. Such carryforwards expire principally from 2011 to 2025. Federal net operating loss carryforwards of approximately $13 million were generated from the exercise of employee stock options and any decrease in the valuation reserve related to these carryforwards will be reflected in the financial statements as a credit to additional paid-in capital.  Because of various equity transactions completed by the Company, utilization of all net operating loss carryforwards for federal income tax reporting purposes created prior to those transactions will be subject to annual limitations under the change in ownership provisions of the Tax Reform Act of 1986.

12.                               Business Segments and Foreign Operations

Information regarding foreign operations follows:

	Year Ended July 31,
	2005	2004	2003
Net sales	$7,032	$8,048	$12,020
United States	5,806	6,765	10,160
Foreign	1,226	1,283	1,860

Long-lived assets	$123	$283	$483
United States	112	252	416
Foreign	11	31	67

13.          Subsequent Events (unaudited)

On April 11, 2006, Prosoft Learning Corporation, together with its ComputerPREP Inc. subsidiary (collectively the “Company”), filed petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”). On June 1, 2006, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization Proposed by Prosoft Learning Corporation, et al dated April 27, 2006 (the “Plan of Reorganization” or the “Plan”). The effective date of the Plan of Reorganization was June 12, 2006 (the “Effective Date”). A copy of the Plan of Reorganization as confirmed and the Confirmation Order were attached as Exhibits 2.1 and 2.2, respectively, to a Report on Form 8-K filed on June 6, 2006.

The following is a summary of the material features of the Plan. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, nor a substitute for, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

The Plan of Reorganization provides (among other things) that all equity interests of the Company, including without limitation, common or preferred stock, and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in the Company (collectively the “Existing Capital Stock”) shall be cancelled and terminated as of the Effective Date, and Reorganized Prosoft will be formed. The holders of the Existing Capital Stock shall not receive any equity or other interest in Reorganized Prosoft and shall not receive any payment or other consideration in exchange for the Existing Capital Stock. Pursuant to the terms of the Acquisition and Reorganization Agreement dated April 12, 2006 by and among Prosoft Learning Corporation, ComputerPREP, Inc. and VCampus Corporation (the “Acquisition and Reorganization Agreement”), VCampus Corporation will acquire all of the new common stock of Reorganized Prosoft in exchange for payment of the purchase price. The consideration received from VCampus, together with all assets, rights and property of the Company not transferred to Reorganized Prosoft, shall be transferred and assigned to the Liquidating Trust. The Liquidating Trust will administer and distribute the purchase price and any assets not transferred to Reorganized Prosoft in accordance with the terms of the Plan and the Acquisition and Reorganization Agreement.

Other than those debts or executory contracts specifically assumed by Reorganized Prosoft, or as otherwise provided in the Plan, all existing debts and claims or any kind of the Company shall be discharged, released and terminated.

As of June 1, 2006, and prior to giving effect to the Plan of Reorganization, the Company estimated the total value of its assets at $1,211,000 and its liabilities at $5,632,000.

On April 11, 2006, Prosoft Learning Corporation (the “Company”) entered into an Acquisition and Reorganization Agreement between VCampus Corporation, Prosoft Learning Corporation and ComputerPREP, Inc. (the “Reorganization Agreement”). ComputerPREP is a wholly-owned subsidiary of the Company. Pursuant to the Reorganization Agreement, the Company filed a petition for reorganization under Chapter 11 of Title 11 of the United States Code, and submited a proposed Chapter 11 Plan of Reorganization. Subsequent to Bankruptcy Court approval, the reorganized Company became a wholly-owned subsidiary of VCampus Corporation.

Under the terms of the Reorganization Agreement, VCampus Corporation paid an aggregate price of $2.1 million for 100% of the newly issued common stock of the reorganized Company. $1.8 million was paid in cash at closing, with $300,000 paid in the form of two 6% promissory notes of $150,000 each. The first note is due in one balloon payment on July 1, 2007, with the other note payable in six equal monthly installments of principal and interest beginning on January 1, 2007. The aggregate purchase price is subject to a working capital adjustment at closing. The Company used the proceeds to retire its existing secured convertible notes and to pay other reorganization expenses. VCampus also assumed certain liabilities and obligations of Prosoft, including essential trade payables, as part of the reorganization, continued substantially all of Prosoft’s existing operations and retained virtually all Prosoft’s employees. The filing of the Plan of Reorganization constituted an event of default under the Company’s Secured Convertible Note and the Secured 8% Convertible Notes. Such a default provided the holders of the notes with the ability to require immediate repayment of the principal and interest owed under the notes. The amount outstanding in the aggregate under these notes in April 2006 was approximately $4.28 million. Pursuant to the Acquisition and Reorganization Agreement and the bankruptcy process referenced the net purchase price, after transaction expenses, was paid to the holders of these notes at closing, and the Secured Convertible Note and the Secured 8% Convertible Notes were discharged in full.  No proceeds will be available to the existing shareholders of the Company.

On April 24, 2006, the Company entered into an Agreement Regarding the Transfer of Certain Copyrights and Amendment to Existing Agreements (the “Agreement”) with ProsoftTraining Japan, Inc. (“PTJ”). PTJ has been the exclusive licensee for the Company’s proprietary CIW content in Japan since 2001. The Company also owned a de minimus equity stake (less than one percent) in PTJ. Pursuant to the Agreement, the Company transfered certain copyrights to PTJ, including the Company’s proprietary CIW content reformatted into the Japanese language, and granted to PTJ the exclusive right to translate the Company’s CIW exams into the Japanese language. Additionally, the existing agreements between the Company and PTJ were all modified to reflect this change in the business relationship.

Under the terms of the Agreement, and in consideration for the rights granted to PTJ thereunder, PTJ paid the Company a one-time fee of $700,000. Of this amount, $100,000 was received by the Company as a deposit on April 7, 2006, with the remaining balance received by the Company on April 26, 2006. Following the Company’s receipt of this fee, PTJ has no further obligation to pay royalties, licensing or other fees to the Company with respect to sales or permitted use of the CIW content reformatted into the Japanese language. The Company will share the net proceeds earned from the future sales of CIW exams reformatted into the Japanese language with PTJ on a fifty-fifty basis.

The Agreement has been consented to by both the Company’s secured lenders and VCampus Corporation, with whom the Company entered into an Acquisition and Reorganization Agreement dated April 11, 2006 pursuant to which the Company was acquired by VCampus. The U.S. Bankruptcy Court also approved a motion to allow the Agreement to be executed and the transaction to proceed. The proceeds from the Agreement will enable the Company to maintain its operations at current levels until the anticipated completion of the proposed acquisition by VCampus Corporation. As a result of this transaction the purchase price paid by VCampus was reduced by $200,000 from $2.3 million to $2.1 million.

In connection with the Reorganization Agreement, the Company also was a party to a letter agreement between VCampus and the Company’s secured lenders by which VCampus and the secured lenders consent to certain transactions and arrangements relating to the Company and the transactions contemplated by the Reorganization Agreement.

Copies of the Reorganization Agreement, the letter agreement, and the press release announcing the execution of the Agreement were attached as Exhibits 10.1, 10.2 and 99.1, respectively, on a  Report on Form 8-K filed on April 14, 2006. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

Under the terms of the Reorganization Agreement, the existing employment agreement of Benjamin Fink, President and Chief Executive Officer of the Company, dated October 27. 2005, was rejected. The employment agreement contained provisions related to non-competition and non-solicitation, as well as provided that Mr. Fink was to receive a payment of $250,000 in the event of termination of Mr. Fink’s employment for any reason other than gross negligence or willful misconduct or in the event of a change in control of the Company. On April 10, 2006, the Company entered into a Transition Services Agreement with Mr. Fink. The Transition Services Agreement amends and restates, and will replace Mr. Fink’s existing employment agreement with the Company dated October 27, 2005. Under the Transition Services Agreement, Mr. Fink continued to provide substantially the same services to the Company as under the employment agreement, as well as to assist with the completion of the transactions contemplated by the Reorganization Agreement. Pursuant to the Transition Services Agreement, upon the Effective Date (as defined in the Reorganization Agreement), the reorganized Company made a change of control payment to Mr. Fink of $200,000, and VCampus has received a credit against the purchase price under the Reorganization Agreement of $209,080 in exchange for the assumption by the reorganized Company of the obligation to pay Mr. Fink. Mr. Fink’s employment by the Company and/or the reorganized Company terminated effective immediately upon the closing under the Reorganization Agreement. The Transition Services Agreement also provides for the nondisclosure and noncompetition terms from Mr. Fink’s existing employment agreement to be extended for a period of one year from the closing under the Reorganization Agreement. In the event the Reorganization Agreement is terminated without a closing of the transactions contemplated thereunder, the Transition Services Agreement shall immediately terminate and Mr. Fink’s existing employment agreement will be reinstated.

A copy of the Transition Services Agreement was attached as Exhibit 10.3 on a  Report on Form 8-K filed on April 14, 2006.